Exhibit 23(j)(1) under Form N-1A
    Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial Highlights"  in  each Prospectus and "Independent Registered  Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 102 to the Registration Statement (Form  N-1A,  No.  033-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated September 17, 2008, on Automated Government Money Trust, Trust for U.S. Treasury Obligations, Liberty U.S. Government Money Market Trust, Federated Short-Term U.S. Government Trust, Automated Cash Management Trust, Federated Master Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund and Federated Municipal Trust (ten of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the year ended July 31, 2008.

ERNST & YOUNG LLP

Boston, Massachusetts
September 24, 2008